As filed with the Securities and Exchange Commission on November 13, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                          Neurocrine Biosciences, Inc.
             (Exact name of registrant as specified in its charter)

     Delaware                         2836                     33-0525145
  (State or other          (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of            Classification Code Number)   Identification Number)
 incorporation or
  organization)
                           10555 Science Center Drive
                           San Diego, California 92121
                                 (858) 658-7600
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            Agent for Service:                          Copies to:
              Gary A. Lyons                        Scott N. Wolfe, Esq.
  President and Chief Executive Officer           Robert E. Burwell, Esq.
       Neurocrine Biosciences, Inc.                  Latham & Watkins
        10555 Science Center Drive           12636 High Bluff Drive, Suite 300
       San Diego, California 92121              San Diego, California 92130
              (858) 658-7600                          (858) 523-5400

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                Amount       Proposed Maximum     Amount of
            Title of Securities                  to be      Aggregate Offering  Registration
              to be Registered                Registered         Price(1)          Fee(2)
---------------------------------------------------------------------------------------------

Debt Securities, Preferred Stock, par value
$0.001 per share and Common Stock, par       $200,000,000      $200,000,000        $50,000
value $0.001 per share (3)
=============================================================================================

(1) Estimated solely for purposes of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(2)  Amount calculated pursuant to Section 6(b) under the Securities Act.

(3) This registration statement also covers such indeterminate number of securities that may be issued upon exchange for, or upon conversion of, as the case may be, the securities registered hereunder.

                               -----------------

     Neurocrine hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Neurocrine shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to completion, dated November 13, 2001)

PROSPECTUS

                                  $200,000,000

                           NEUROCRINE BIOSCIENCES,INC.

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                 ---------------

     We may offer and sell from time to time in one or more classes or series and in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $200,000,000:

o debt securities, which may consist of debentures, notes or other types of debt;

o    shares of preferred stock; and

o    shares of common stock.

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

     Our common stock is quoted and traded on the Nasdaq National Market under the symbol "NBIX."

                                ---------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

                                ---------------

            The date of this prospectus is          , 2001

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have subsequently changed.

                                ----------------

                                TABLE OF CONTENTS

                                                                           Page

About this Prospectus....................................................    3
Where You Can Find More Information......................................    3
Forward-Looking Statements...............................................    4
Neurocrine...............................................................    4
Ratio of Earnings to Fixed Charges.......................................    5
Use of Proceeds..........................................................    5
Description of Debt Securities...........................................    6
Description of Capital Stock.............................................   15
Plan of Distribution.....................................................   20
Legal Matters............................................................   21
Experts..................................................................   21

                                ----------------

     Whenever we refer to "Neurocrine," "we," "our" or "us" in this prospectus, we mean Neurocrine Biosciences, Inc. and its consolidated subsidiaries, unless the context suggests otherwise. When we refer to "you" or "yours," we mean the holders of the applicable series of securities.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the next heading, "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     Neurocrine is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC's web site at www.sec.gov.

     We are incorporating by reference some information about us that we file with the SEC. We are disclosing important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus. The information in this prospectus supercedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

     We incorporate by reference the following documents we have filed, or may file, with the SEC:

o Neurocrine's Annual Report on Form 10-K for its fiscal year ended December 31, 2000;

o Neurocrine's Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2001;

o Neurocrine's Quarterly Report on Form 10-Q for its quarterly period ended June 30, 2001;

o Neurocrine's Quarterly Report on Form 10-Q for its quarterly period ended September 30, 2001;

o Neurocrine's definitive proxy statement dated April 12, 2001 filed in connection with its May 24, 2001 Annual Meeting of Stockholders;

o the description of Neurocrine's common stock contained in the Registration Statement on Form 8-A filed on June 16, 1997;

o all documents filed by Neurocrine with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

     You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

                          Neurocrine Biosciences, Inc.
                           10555 Science Center Drive
                           San Diego, California 92121
                                 (858) 658-7600

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. You can identify these forward-looking statements by forward-looking words such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions in this prospectus. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about Neurocrine, including, among other things:

o our success in developing product candidates that result in commercially successful drugs;

o    our ability to compete effectively;

o our ability to maintain our current strategic alliances and enter into new strategic alliances to develop and commercialize our compounds;

o our ability to raise sufficient additional funding to complete development of our product candidates;

o    our ability to receive regulatory approvals for our product candidates;

o    our involvement in patent and other intellectual property litigation; and

o    our ability to retain and recruit qualified scientists.

     The factors identified above are believed to be some, but not all, of the important factors that could cause actual events and results to be significantly different from those that may be expressed or implied in any forward-looking statements. Any forward-looking statements should also be considered in light of the risk factors detailed in our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   NEUROCRINE

     Neurocrine Biosciences, Inc. is a product-based biopharmaceutical company focused on neurologic and endocrine diseases and disorders. Our product candidates address some of the largest pharmaceutical markets in the world including insomnia, anxiety, depression, cancer and diabetes. We currently have 14 programs in various stages of research and development. Of these 14 programs, six programs are in clinical development and one program is in advanced preclinical development. We believe the projects we have in research will help supply clinical development candidates in the future.

     Our lead independent program is our GABA receptor subtype antagonist for insomnia which currently is in Phase III clinical trials. We will seek a collaborative development partner and/or marketing partner for this program prior to commercialization. We are currently engaged in collaborative research and development of three of our drug candidates. These include a collaboration with GlaxoSmithKline for our corticotropin releasing factor antagonist research and development program for anxiety/depression and irritable bowel syndrome, a collaboration with Taisho Pharmaceuticals for our altered peptide ligand development program for Type I diabetes and a collaboration with Wyeth-Ayerst, a division of American Home Products, for our excitatory amino acid research program for neurodegenerative diseases. We have completed collaborative programs with Eli Lilly in obesity and Janssen Pharmaceutica in anxiety/depression.

     Our principal executive offices are located at 10555 Science Center Drive, San Diego, California 92121, and our telephone number is (858) 658-7600.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges are as follows for the periods indicated:


                      Nine Months
                 Ended September 30,       Year Ended December 31,
                    2001     2000       2000   1999   1998   1997   1996
                    ----     ----       ----   ----   ----   ----   ----

Ratio of Earnings
 to Fixed Charges    --       --         --     --     --    10.4   11.3

     For the years ended December 31, 1996, 1997, 1998, 1999 and 2000 and the nine-month periods ended September 30, 2000 and 2001, our earnings were insufficient to cover fixed charges by $597,000, $688,000, $746,000, $914,000,
$847,000 and $688,000,and $551,000, respectively. Fixed charges consist of interest expense, including capitalized interest, amortized premiums, discounts and capitalized expenses related to indebtedness and estimated interest included in rental expense.

     For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including continued development and clinical trials of our NBI-34060 product candidate addressing insomnia and various other product candidates, research and development expenses, general and administrative expenses, manufacturing expenses, and potential acquisitions of companies and technologies that complement our business. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

     The debt securities offered by this prospectus will be issued under an indenture between us and the trustee for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the TIA. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below. The summary is not complete. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

     The debt securities will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The terms of each series of debt securities will be established by our board of directors or in a supplemental indenture. We do not have to issue all debt securities of one series at the same time and, unless described differently in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

     There may be more than one trustee under the indenture, each relating to one or more series of debt securities. Any trustee may resign or be removed by us, at which time we will appoint a successor trustee. Each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as indicated elsewhere in this prospectus, any action taken by the trustee may be taken by the trustee only relating to the series of debt securities for which it is the trustee.

     We will provide in a prospectus supplement the following terms of the debt securities being offered:

o    the title of the debt securities;

o the aggregate principal amount and any limit on the aggregate principal amount of the debt securities;

o whether we will issue the debt securities at a discount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities or upon redemption, if other than the principal amount, and the rate at which the original issue discount will accrue;

o    the date on which we will pay the principal on the debt securities;

o the rate, which may be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

o the date from which interest will accrue, the date on which interest will be payable and any regular record date for the interest payable on any interest payment date;

o the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities and where holders may surrender the debt securities for conversion, registration of transfer or exchange;

o any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

o any option we have to redeem the debt securities and the date, price and terms and conditions upon which we may redeem the debt securities;

o the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any multiples of $1,000;

o provisions, if any, for the defeasance or discharge of our obligations relating to the debt securities;

o    whether we will issue the debt securities in registered or bearer form;

o the currency in which we will pay principal, premium and interest on the debt securities;

o if we will pay principal, premium or interest on the debt securities in one or more currencies other than those in which the debt securities are denominated, the manner in which we will determine the exchange rate on the payments;

o the manner in which we will determine the principal, premium or interest on the debt securities if these amounts may be determined by reference to an index based on a currency other than that in which the debt securities are denominated or designated or by reference to a commodity, commodity index, stock exchange index or financial index;

o any addition to, or change or deletion of, events of default or covenants in the indenture;

o a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

o any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents relating to the debt securities other than those originally appointed;

o whether we will issue the debt securities in the form of global securities and whether we will issue the global securities in temporary or permanent global form;

o any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions of the conversion, including the conversion price or manner of calculation and conversion period;

o    any subordination provisions relating to the debt securities;

o    any listing of the debt securities on a securities exchange;

o    any provisions  relating to any security  provided for the debt securities;
     and

o any other terms of the debt securities that will not be inconsistent with the indenture.

     We may issue debt securities at a discount below their stated principal amount. Even if we issue the debt securities at or above their stated principal amount, for United States federal income tax purposes, the debt securities may be deemed to be issued at a discount based on their interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

Denominations, Registration, Transfer and Exchange

     Unless we specify otherwise in the prospectus supplement, the debt securities of any series will be issuable only in denominations of $1,000 and multiples of $1,000, and will be payable only in U.S. dollars.

     We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depositary
arrangement   relating  to  a  series  of  debt  securities  in  the  prospectus supplement.

     You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

     You may effect the transfer of certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of that certificate or the issuance by us or the trustee of a new certificate to the new holder.

     We are not required to:

o register, transfer or exchange any series of debt securities selected for redemption during the period beginning 15 business days prior to, and ending at the close of business on, the date of transmittal of the notice of redemption; or

o register, transfer or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Covenants

     We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger or Sale of Assets

     We may not consolidate or merge with or into, or sell, assign, convey or transfer our properties and assets substantially in their entirety to another corporation, person or entity unless:

o in the case of a consolidation or merger, (1) we are the surviving corporation or (2) the successor corporation is an entity organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture; and

o immediately after giving effect to the transaction, no event of default exists.

     Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

     Each of the following is an event of default relating to a series of debt securities:

o default in the payment of any interest upon any debt security of that series when it becomes due and payable, which default continues uncured for a period of 30 days;

o default in the payment of principal or premium on any debt security of that series when due and payable;

o default in the deposit of any sinking fund payment, when and as due, relating to any debt security of that series;

o default in the performance or breach by us of any other covenant or warranty in the indenture, other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

o    events of bankruptcy, insolvency or reorganization; and

o    any other event of default  provided  relating to debt  securities  of that
     series  that  is  described  in  the   applicable   prospectus   supplement
     accompanying this prospectus.

     If an event of default relating to outstanding debt securities of any series occurs and continues uncured, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare in a written notice the principal amount, or specified amount, plus accrued and unpaid premium and interest, if payable on all debt securities of that series, to be immediately due and payable. At any time after making a declaration of acceleration relating to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the acceleration if:

o the holders act before the trustee has obtained a judgment or decree for payment of the money due;

o we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal, other than the accelerated interest and principal; and

o we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest relating to debt securities of that series, as provided in the indenture.

     We refer you to the prospectus supplement relating to any series of debt securities that are issued at a discount for the particular provisions relating to acceleration of a portion of the principal amount of those debt securities upon the occurrence of an event of default.

     The trustee has no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to the debt securities of that series.

     No holder of any debt security of any series will have any right to institute any judicial or other proceeding relating to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

o that holder has previously given the trustee written notice of an uncured event of default relating to debt securities of that series; and

o the holders of at least 25% in principal amount of outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

     The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

     Within 120 days after the end of our fiscal year we will furnish to the trustee a statement as to compliance with the indenture. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in payment on any debt securities of that series, relating to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

     We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

o to evidence the succession of another corporation to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

o to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

o    to add any events of default;

o to add or change any provision of the indenture to permit or facilitate the issuance of debt securities of any series in bearer form, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other denominations or to permit the issuance of debt securities of any series in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

o to change or eliminate any provision of the indenture, provided that the change or elimination will become effective only when there is no outstanding debt security issued under the indenture or coupon of any series created prior to the modification which is entitled to the benefit of the provision and as to which the modification would apply;

o to secure the debt securities or to provide that any of our obligations under the debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

o to supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

o to establish the form or terms of debt securities and coupons as permitted by the indenture;

o to evidence and provide for a successor or other trustee relating to one or more series of debt securities and to add or change any provision of the indenture to provide for or facilitate the administration of the trusts by more than one trustee; or

o to cure any ambiguity, to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the debt securities and the TIA or to make any other modifications which are consistent with the provisions of the indenture; provided, however, that these other provisions will not adversely affect the interest of the holders of outstanding debt securities or coupons in any material respect.

     We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, the consent of the holder of each outstanding debt security of each series affected is required for modifications that:

o    change the stated maturity of any debt security or coupon;

o reduce the principal amount of any payment to be made on any debt security or coupon;

o reduce the rate of interest or extend the time for payment of premium or interest payable upon redemption of any debt security;

o change the coin or currency in which any debt security or any premium or interest is payable;

o reduce the amount of the principal due and payable upon acceleration of the maturity of a debt security issued at a discount;

o impair the right to institute suit for the enforcement of any payment on or after its due date;

o alter any redemption provisions in a manner adverse to the holders of the debt securities;

o    reduce  the  percentage  in  principal   amount  of  the  outstanding  debt
     securities;

o    adversely affect the right of any holder to convert any debt security;

o change any of the waiver provisions, except to increase any required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each affected outstanding debt security; or

o change any provision described in the applicable prospectus supplement that requires the consent of each affected holder of debt securities.

     A modification that changes or eliminates any covenant or other provision of the indenture relating to one or more particular series of debt securities and coupons, or that modifies the rights of the holder of debt securities and coupons of that series, will be deemed not to affect the rights of the holders of the debt securities and coupons of any other series.

     The holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of all debt securities of that series waive any default and its consequences under the indenture, except:

o a continuing default in the payment of principal, premium or interest on any debt security held by a non-consenting holder; or

o a default of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

 Defeasance of Debt Securities and Covenants in Circumstances

     Legal Defeasance. We may be discharged from any and all obligations relating to the debt securities of any series except for obligations:

o to pay additional amounts, if any, upon the occurrence of specified tax, assessment or government charge events relating to payments on the debt securities;

o    to register the transfer or exchange of debt securities;

o    to replace stolen, lost or mutilated debt securities;

o    to maintain paying agencies; and

o    to hold money in payment for trust.

     We will be discharged upon our deposit with the trustee, in trust, of money or government obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the stated maturity of those payments.

     We may be discharged only if we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

     Defeasance of Covenants. Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the indenture and any omission to comply with the obligations will not constitute a default or event of default relating to the debt securities. These conditions include:

o depositing with the trustee money or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the date those payments are due; and

o delivering to the trustee an Internal Revenue Service ruling or an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance.

Limited Liability of Some Persons

     No past, present or future stockholder, incorporator, employee, officer or director of Neurocrine or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, incorporator, employee, officer or director.

Conversion Rights

     We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

o whether the debt securities are convertible into common stock or preferred stock;

o    the conversion price, or manner of calculation;

o    the conversion period;

o provisions regarding whether conversion will be at our option or at the option of the holders;

o    the events requiring an adjustment of the conversion price; and

o provisions affecting conversion in the event of the redemption of the debt securities.

Payment and Paying Agents

     The indenture will require us to duly and punctually pay the principal, premium and interest on the debt securities as provided in the debt securities and the indenture.

     If debt securities of a series are issuable only as registered securities, we will maintain in each place of payment for that series an office or agency where:

o holders may present or surrender for payment debt securities of that series;

o holders may surrender debt securities of that series for registration of transfer or exchange; and

o we may be served with notices and demands regarding the debt securities of that series.

     If debt securities of a series are issuable as bearer securities, we will maintain or cause to be maintained:

o in the Borough of Manhattan, the City and State of New York, an office or agency where (1) holders may (A) present or surrender for payment any registered securities of that series, (B) surrender for registration of transfer any registered securities of that series, (C) surrender for exchange or redemption debt securities of that series and (D) present or surrender for payment bearer securities of that series and related coupons in the circumstances described in the following paragraph and not otherwise, and (2) we may be served with notices and demands regarding the debt securities of that series;

o subject to any applicable laws or registration, in a place of payment for debt securities of that series located outside the United States, an office or agency where holders may present and surrender for payment debt securities of that series and related coupons; provided that if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and the stock exchange so requires, we will maintain a paying agent for the debt securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the debt securities of that series are listed on that exchange; and

o subject to any applicable laws or regulations, in a place of payment for debt securities of that series located outside the United States, an office or agency where (1) holders may (A) surrender for registration of transfer any registered securities of that series or (B) surrender for exchange or redemption debt securities of that series and (2) we may receive notices and demands regarding the debt securities of that series.

     We will give prompt written notice to the applicable trustee of the locations, and any change in the locations, of offices or agencies. If at any time we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address, holders may make or serve the presentations, surrenders, notices and demands at the corporate trust office of the applicable trustee, except that holders may present and surrender bearer securities of that series and the related coupons for payment at the offices specified in the applicable debt security. We will appoint the applicable trustee as our agent to receive the foregoing presentations, surrenders, notices and demands. However, in the case of bearer securities, we may appoint another agent as may be specified in the applicable prospectus supplement.

     We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, if the debt securities of a series are denominated and payable in U.S. dollars, we will pay principal and any premium and interest on the debt securities of that series, if specified in the applicable prospectus supplement, at the office of our paying agent in the Borough of Manhattan, the City and State of New York, only if payment in U.S. dollars of the full amount of the principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by us in accordance with the indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Governing Law

     The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK

General

     This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation and bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

     Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 55,000,000, consisting of 5,000,000 shares of preferred stock, par value $0.001 per share, and 50,000,000 shares of common stock, par value $0.001 per share.

Common Stock

     As of September 30, 2001, we had 26,187,852 shares of our common stock outstanding held of record by approximately 123 stockholders.

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any of our outstanding preferred stock, the holders of common stock are entitled to receive ratably the dividends, if any, that may be declared from time to time by our board of directors out of funds legally available for such dividends. In the event of a liquidation, dissolution or winding up of Neurocrine, the holders of our common stock would be entitled to share ratably in all assets remaining after payment of liabilities and the satisfaction of any liquidation preferences granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All the outstanding shares of common stock are, and the shares offered by this prospectus, when issued and paid for, will be validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our outstanding preferred stock.

Preferred Stock

     We currently have no outstanding shares of preferred stock. Under our certificate of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the board of directors is required by the General Corporation Law of the State of Delaware, known as the DGCL, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

o    the number of shares constituting each class or series;

o    voting rights;

o    rights and terms of redemption, including sinking fund provisions;

o    dividend rights and rates;

o    terms concerning the distribution of assets;

o    conversion or exchange terms;

o    redemption prices; and

o    liquidation preferences.

     All shares of preferred stock offered by this prospectus will, when issued, be validly issued, fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

     We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

o    the title and stated value of the preferred stock;

o the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

o the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

o whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

o the procedures for any auction and remarketing, if any, for the preferred stock;

o    the provisions for a sinking fund, if any, for the preferred stock;

o    the provision for redemption, if applicable, of the preferred stock;

o    any listing of the preferred stock on any securities exchange;

o the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

o    voting rights, if any, of the preferred stock;

o a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

o the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

o any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

o any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

     Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

o senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

o on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

o junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

     The term equity securities does not include convertible debt securities.

Anti-Takeover Provisions

     As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder's affiliates or associates, for a period of three years. These restrictions do not apply if:

o prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

o upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

o on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

     Some provisions of Neurocrine's certificate of incorporation and bylaws could also have anti-takeover effects. These provisions:

o permit the board of directors to increase its own size and fill the resulting vacancies;

o provide for a board comprised of three classes of directors with each class serving a staggered three-year term;

o    authorize the issuance of preferred stock in one or more series; and

o require the approval of at least two-thirds of the outstanding voting stock to amend certain provisions of our certificate of incorporation.

     These provisions are intended to enhance the likelihood of continuity and stability in the composition or the policies formulated by the board of directors. In addition, these provisions are intended to ensure that the board of directors will have sufficient time to act in what it believes to be in the best interests of Neurocrine and its stockholders. These provisions also are designed to reduce our vulnerability to an unsolicited proposal for a takeover of Neurocrine that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of Neurocrine. The provisions are also intended to discourage some tactics that may be used in proxy fights.

Stockholder Rights Plan

     On April 10, 1997, our board of directors adopted a stockholder rights plan. Under the rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of our common stock. The common stock currently trades with a right to purchase Series A Participating preferred stock. A preferred share purchase right will be attached to each share of common stock issued during the term of the rights plan. Each right entitles stockholders to buy one one-thousandth of a share of our Series A preferred stock at an exercise price of $51.75, subject to anti-dilution adjustments, upon the triggering event of a person acquiring, or making a tender or exchange offer for, 15% or more of our outstanding common stock. Each right entitles its holder, other than the person acquiring 15% or more of the outstanding common stock, to purchase shares of our common stock with a market value of twice the right's exercise price. In addition, if a company acquires us in a merger or other business combination, or if we sell more than 50% of our consolidated assets or earning power, these rights will entitle our stockholders, other than the acquirer, to purchase, for the exercise price, shares of the common stock of the acquiring company having a market value of two times the exercise price. At any time prior to these events, the board of directors may redeem the rights at one cent per right.

     The rights plan is intended to protect stockholders in the event of an unsolicited attempt to acquire us. The right is transferred automatically with the transfer of the common stock until separate rights certificates are distributed upon the occurrence of certain events. The rights plan could have the effect of delaying, deferring or preventing a person from acquiring us or accomplishing a change in control of the board of directors. This description of the rights plan is intended as a summary only and is qualified in its entirety by reference to the amended and restated rights agreement dated as of July 19, 1999 between Neurocrine and American Stock Transfer & Trust Company. To obtain a copy of the rights agreement, as amended, see the section of this prospectus entitled "Where You Can Find More Information."

Classified Board of Directors

     The certificate of incorporation provides for the board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. The classified board provision will help to assure the continuity and stability of the board of directors and the business strategies and policies of Neurocrine as determined by the board of directors. The classified board provision could have the effect of discouraging a third party from making a tender offer or attempting to obtain control of Neurocrine. In addition, the classified board provision could delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Special Meetings

     The bylaws also provide that special meetings of stockholders may be called only by the board of directors, its chairman, the president or one or more stockholders holding fifty percent (50%) of the votes at that meeting.

Number of Directors; Removal; Filling Vacancies

     The bylaws provide that the board of directors will consist of six members. Further, the bylaws authorize the board of directors to fill newly created directorships. Accordingly, this provision could prevent a stockholder from obtaining majority representation on the board of directors by permitting the board of directors to enlarge the size of the board and fill the new directorships with its own nominees. A director so elected by the board of directors holds office until the next election of the class for which the director has been chosen and until his or her successor is elected and qualified. The bylaws also provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the total voting power of all outstanding securities. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of the board of directors by filling the vacancies created by the removal with its own nominees.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Corporation.

                              PLAN OF DISTRIBUTION

     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers,
(2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

o    a fixed price or prices, which may be changed;

o    market prices prevailing at the time of sale;

o    prices related to the prevailing market prices; or

o    negotiated prices.

     We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

     If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

     We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

     The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

     The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for Neurocrine by Latham & Watkins, San Diego, California.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited Neurocrine's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Neurocrine's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

     Our  estimated   expenses  in  connection  with  the  distribution  of  the securities being registered are as set forth in the following table:

SEC Registration Fee.............................................    $ 50,000
Fees and Expenses of the Trustee.................................    $ 10,000*
Printing and Engraving Expenses..................................    $ 50,000*
Legal Fees and Expenses..........................................    $ 50,000*
Accounting Fees and Expenses.....................................    $ 25,000*
Miscellaneous....................................................    $ 15,000*
                                                                     --------
     Total.......................................................    $200,000*


*Estimated

Item 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law generally allows Neurocrine to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to Neurocrine's best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by Neurocrine if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made
(i) by the Board of Directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

     Article VII of Neurocrine's Certificate of Incorporation and Article VI, Sections 6.1, 6.2 and 6.3 of Neurocrine's Bylaws provide for indemnification of its directors and officers, and permit indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, Neurocrine has entered into indemnification agreements with its officers and directors.

Item 16. Exhibits

     A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)To reflect  in the  prospectus  any  facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Neurocrine Biosciences, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 13, 2001.

                          Neurocrine Biosciences, Inc.

                          By:  /s/ Gary A. Lyons
                              ------------------------------------------------
                               Gary A. Lyons
                               President, Chief Executive Officer and Director


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Gary A. Lyons and Paul W. Hawran, and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature                                           Title                                          Date
---------                                           -----                                          ----


/s/ Gary A. Lyons                                   President, Chief Executive Officer and         November 9, 2001
------------------------------------------          Director
Gary A. Lyons

/s/ Paul W. Hawran                                  Chief Financial Officer                        November 9, 2001
--------------------------------------------        (Principal Financial and Accounting Officer)
Paul W. Hawran

/s/ Joseph A. Mollica                               Chairman of the Board of Directors             November 9, 2001
--------------------------------------------
Joseph A. Mollica

/s/ Richard F. Pops                                 Director                                       November 9, 2001
--------------------------------------------
Richard F. Pops

/s/ Stephen A. Sherwin                              Director                                       November 9, 2001
--------------------------------------------
Stephen A. Sherwin

/s/ Lawrence Steinman                               Director                                       November 9, 2001
--------------------------------------------
Lawrence Steinman

/s/ Wylie W. Vale                                   Director                                       November 9, 2001
------------------------------------------
Wylie W. Vale

                                  EXHIBIT INDEX


Exhibit                      Description
Number

  1.1*   Underwriting Agreement
  3.1(1) Restated Certificate of Incorporation
  3.2(2) Bylaws
  4.1(1) Form of Common Stock Certificate
  4.2**  Form of Indenture
  4.3*   Form of Debt Security
  5.1**  Opinion of Latham & Watkins
 12.1**  Statement Regarding the Computation of Ratio of Earnings
         to Fixed Charges
 23.1** Consent of Latham & Watkins. Reference is made to Exhibit 5.1 23.2** Consent of Ernst & Young LLP, Independent Auditors
 24.1**  Powers of Attorney (contained on the signature page of this registration statement)
 25.1*   Statement of Eligibility of Trustee on Form T-1
--------

* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**   Filed herewith.

(1) Incorporated by reference to Neurocrine's Registration Statement on Form S-1 (Registration No. 333-03172).

(2) Incorporated by reference to Neurocrine's Report on Form 10-K for the fiscal year ended December 31, 1996.